Exhibit 99.2

SCHIFF NUTRITION INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA FINANCIAL INFORMATION

INTRODUCTION

The following are the unaudited pro forma consolidated financial statements of Schiff Nutrition International, Inc. and Subsidiaries (“Schiff,” “we,” “us” or “our”) as of and for the nine months ended February 28, 2011, and for the year ended May 31, 2010.  The unaudited pro forma consolidated balance sheet assumes that our acquisition (the “Acquisition” or “Business Acquired”) on June 1, 2011 of certain inventory, receivables and intellectual property, among other things (collectively, the “Assets”) and assumption of certain liabilities (the “Liabilities”) from Ganeden Biotech, Inc. (“Ganeden”), occurred as of February 28, 2011.  The unaudited pro forma consolidated statement of operations for the nine months ended February 28, 2011 assumes that the Acquisition occurred on June 1, 2010.  The unaudited pro forma consolidated statement of operations for the year ended December 31, 2010 assumes that the Acquisition occurred on June 1, 2009.   These transaction adjustments are presented in the notes to the unaudited pro forma financial statements.

The pro forma financial statements reflect the following transactions:

•	our acquisition of the Assets and assumption of Liabilities from Ganeden, together with the allocation of the purchase price;

•	our borrowing of $40.0 million under our revolving credit facility and the use of those proceeds to finance the Acquisition;

•	our amortization of intangibles recognized in conjunction with the Acquisition; and

•	our payment of royalties pursuant to the terms of the Intellectual Property License Agreement (the “License Agreement”) that we entered into with Ganeden in conjunction with the Acquisition.

The unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statements of operations were derived by adjusting our historical financial statements.  The adjustments, including purchase price allocation, are based on currently available information and certain estimates and assumptions and, therefore, the actual adjustments may differ from the pro forma adjustments. The acquisition has been accounted for using the acquisition method of accounting and, accordingly, the total estimated purchase consideration of the acquisition was allocated to the tangible assets and identifiable intangible assets acquired and liabilities assumed based on their relative fair values. The excess of the purchase consideration over the net tangible and identifiable intangible assets acquired and liabilities assumed was recorded as goodwill. Determination of the purchase price and allocations of the purchase price used in the unaudited pro forma consolidated financial statements are based upon preliminary estimates and assumptions. These preliminary estimates and assumptions could change significantly during the measurement period as we finalize the valuations of the net tangible assets and intangible assets acquired and liabilities assumed. Any change could result in material variances between our future financial results and the amounts presented in these unaudited consolidated financial statements, including variances in fair values recorded, as well as expenses associated with these items. The unaudited pro forma consolidated financial statements do not purport to present our financial position or results of operations had the Acquisition actually been completed as of the dates indicated.  Moreover, the statements do not project our financial position or results of operations for any future date or period.

The unaudited pro forma consolidated financial statements, including the notes thereto, should be read in conjunction with our historical financial statements, filed with the SEC, for our Annual Report on Form 10-K for the year ended May 31, 2010 filed on August 17, 2010, our Quarterly Reports on Form 10-Q for the three-month period ended August 31, 2010, for the six-month period ended November 30, 2010 and nine-month period ended February 28, 2011 filed on October 1, 2010, January 7, 2011, and April 14, 2011, respectively.

SCHIFF NUTRITION INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
FEBRUARY 28, 2011
(in thousands except share data)

	Schiff Historical	Business Acquired	Pro Forma Adjustments	Note References	Schiff Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$31,927	$—	$—		$31,927
Available-for-sale securities	6,051	—	—		6,051
Receivables, net	23,374	2,544	—		25,918
Inventories	38,340	2,498	—		40,838
Prepaid expenses	1,907	389	—		2,296
Deferred taxes, net	2,889	—	—		2,889

Total current assets	104,488	5,431	—		109,919

Property and equipment, net	14,258	—	—		14,258

Other assets:
Goodwill	4,346	—	7,834	(A)	12,180
Other intangibles	—	169	28,675	(A)	28,844
Available-for-sale securities	1,718	—	—		1,718
Other assets	287	—	—		287
Deferred taxes, net	—	—	—		—

Total other assets	6,351	169	36,509		43,029

Total assets	$125,097	$5,600	$36,509		$167,206

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable	$13,960	$1,395	$—		$15,355
Accrued expenses	13,937	714	—		14,651
Dividends payable	1,764	—	—		1,764
Income taxes payable	393	—	—		393

Total current liabilities	30,054	2,109	—		32,163

Long-term liabilities:
Line-of-Credit	—	—	40,000	(B)	40,000
Dividends payable	857	—	—		857
Deferred taxes, net	445	—	—		445
Other	1,243	—	—		1,243

Total long-term liabilities	2,545	—	40,000		42,545

Stockholders' equity:
Preferred stock	—	—	—		—
Class A common stock	209	—	—		209
Class B common stock	75	—	—		75
Additional paid-in capital	87,449	—	—		87,449
Accumulated other comprehensive loss	(61)	—	—		(61)
Retained earnings	4,826	—	—		4,826
		—
Total stockholders' equity	92,498	—	—		92,498

Total liabilities and stockholders' equity	$125,097	$2,109	$40,000		$167,206

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

SCHIFF NUTRITION INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED FEBRUARY 28, 2011
(in thousands, except share data)

	Schiff Historical	Business Acquired	Pro Forma Adjustments	Note References	Schiff Pro Forma

Net sales	$161,776	$13,901	$—		$175,677

Cost of goods sold	100,394	6,069	—		106,463

Gross profit	61,382	7,832	—		69,214

Operating expenses:
Selling and marketing	26,241	5,301	392	(E)	31,934
General and administrative	16,941	1,419	—		18,360
Research and development	2,926	—	—		2,926
Amortization of intangibles	—	—	803	(D)	803

Total operating expenses	46,108	6,720	1,195		54,023

Income from operations	15,274	1,112	(1,195)		15,191

Other income (expense):
Interest income	151	—	—		151
Interest expense	(320)	—	(780)	(C)	(1,100)
Other, net	(30)	—	—		(30)

Total other expense, net	(199)	—	(780)		(979)

Income before income taxes	15,075	1,112	(1,975)		14,212
Income tax expense	5,505	—	(315)	(F)	5,190

Net income	$9,570	$1,112	$(1,660)		$9,022

Weighted average shares outstanding:
Basic	28,862,990				28,862,990
Diluted	29,178,456				29,178,456

Net income per share:
Basic	$0.33				$0.31
Diluted	$0.33				$0.31

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

SCHIFF NUTRITION INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED MAY 31, 2010
(In thousands, except share data)

	Schiff Historical	Business Acquired	Pro Forma Adjustments	Note References	Schiff Pro Forma

Net sales	$204,887	$16,137	$—		$221,024

Cost of goods sold	119,837	7,196	—		127,033

Gross profit	85,050	8,941	—		93,991

Operating expenses:
Selling and marketing	33,611	5,628	455	(E)	39,694
General and administrative	17,883	2,006	—		19,889
Research and development	4,746	—	—		4,746
Amortization of intangibles	—	—	1,070	(D)	1070

Total operating expenses	56,240	7,634	1,525		65,399

Income from operations	28,810	1,307	(1,525)		28,592

Other income (expense):
Interest income	174	—	—		174
Interest expense	(350)	—	(1,040)	(C)	(1,390)
Other, net	8	—	—		8

Total other expense, net	(168)	—	(1,040)		(1,208)

Income before income taxes	28,642	1,307	(2,565)		27,384

Income tax expense	10,196	—	(448)	(F)	9,748

Net income	$18,446	$1,307	$(2,117)		$17,636

Weighted average shares outstanding:
Basic	28,360,184				28,360,184
Diluted	28,928,162				28,928,162

Net income per share:
Basic	$0.65				$0.62
Diluted	$0.64				$0.61

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

SCHIFF NUTRITION INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(in thousands)

1.	Basis of Presentation, the Acquisition and Related Transactions

The historical financial information is derived from the consolidated financial statements of the Company and the financial statements of the Acquisition.  The pro forma adjustments have been prepared as if the transactions, as described below, had taken place on February 28, 2011, in the case of the pro forma consolidated balance sheet, as of June 1, 2009, in the case of the pro forma consolidated statement of operations for the year ended May 31, 2010, and as of June 1, 2010, in the case of the pro forma consolidated statement of operations for the nine months ended February 28, 2011.

The pro forma financial statements reflect the following transactions:

•	our acquisition of the Assets and assumption of Liabilities from Ganeden;

•	our borrowing of $40,000 under our revolving credit facility and the use of those proceeds to finance the Acquisition;

•	our amortization of intangibles recognized in conjunction with the Acquisition; and

•	our payment of royalties pursuant to the terms of the Intellectual Property License Agreement (the "License Agreement”) that we entered into with Ganeden in conjunction with the Acquisition.

2.	Pro Forma Adjustments and Assumptions

(A)
Reflects the allocation of the $40,000 purchase price. The acquisition has been accounted for using the acquisition method of accounting and, accordingly, the total estimated purchase consideration of the acquisition was allocated to the tangible assets and identifiable intangible assets acquired and liabilities assumed based on their relative fair values. The excess of the purchase consideration over the net tangible and identifiable intangible assets acquired and liabilities assumed was recorded as goodwill. Determination of the purchase price and allocations of the purchase price used in the unaudited pro forma consolidated financial statements are based upon preliminary estimates and assumptions. These preliminary estimates and assumptions could change significantly during the measurement period as we finalize the valuations of the net tangible assets and intangible assets acquired and liabilities assumed. Any change could result in material variances between our future financial results and the amounts presented in these unaudited consolidated financial statements, including variances in fair values recorded, as well as expenses associated with these items.

The unaudited pro forma consolidated financial statements, including the notes thereto, should be read in conjunction with our historical financial statements, filed with the SEC, for our Annual Report on Form 10-K for the year ended May 31, 2010 filed on August 17, 2010, our Quarterly Reports on Form 10-Q for the three-month period ended August 31, 2010, for the six-month period ended November 30, 2010 and nine-month period ended February 28, 2011 filed on October 1, 2010, January 7, 2011, and April 14, 2011, respectively.

(B)	Reflects the borrowing of $40,000 under our existing credit facility.

(C)
Reflects interest expense incurred on the borrowing of $40,000 under our revolving credit facility in connection with the Acquisition offset by a reduction in unused credit facility fees of $75 for the nine months ended February 28, 2011, and $100 for the year ended May 31, 2010.  Interest expense is based on an average rate of three-month LIBOR of 0.35%, plus the applicable margin of 2.50% under the revolving credit facility for both the year ended May 31, 2010 and the nine months ended February 28, 2011.  A one percentage point increase or decrease in interest rates would result in an increase of decrease in interest expense related to this transaction of $400 and $300, respectively, for the year ended May 31, 2010 and the nine months ended February 28, 2011.

(D)	Reflects amortization of other intangibles with finite lives aggregating $13,441 using the straight-line method over estimated useful lives of 5 to 20 years.

(E)	Reflects our payment of royalties equal to 3.0% of net sales (as defined) pursuant to the terms of the License Agreement.

(F)
Reflects income tax effect of both the "Business Acquired" and the "Pro Forma Adjustments" using the "Schiff Historical" effective tax rate of 36.5% for the nine months ended February 28, 2011, and 35.6% for the year ended May 31, 2010.